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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2005

CIBER, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23488	38-2046833
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5251 DTC Parkway, Suite 1400, Greenwood Village, Colorado		80111
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (303) 220-0100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.02. Disclosure of Results of Operations and Financial Condition.

        On July 6, 2005, CIBER, Inc. (the "Company") issued a press release in which we updated our guidance for the three months ended June 30, 2005 and the 2005 fiscal year. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

        In the attached press release, the Company discloses cash earnings per share and free cash flow. Cash earnings per share is defined as net income, plus tax-affected amortization of intangible assets and tax-affected interest and amortization expense associated with our contingent convertible debentures, divided by diluted weighted average shares. Free cash flow is defined as net income, plus depreciation and amortization of intangible assets, less capital expenditures. Management believes that certain non-GAAP financial measures used in managing the Company's business may provide users of this financial information with additional meaningful comparisons between current results and prior reported results.

Item 9.01(c). Exhibits.

99.1
Press release dated July 6, 2005.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CIBER, Inc.
Date: July 7, 2005	By:	/s/ MAC J. SLINGERLEND Mac J. Slingerlend Chief Executive Officer, President and Secretary

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INFORMATION TO BE INCLUDED IN THE REPORT
  Item 2.02. Disclosure of Results of Operations and Financial Condition.
  Item 9.01(c). Exhibits.
SIGNATURE